Footnote 1:

Total Common Stock Options owned by the Reporting Persons is 7,402,673 broken down as follows:

Paul Soltoff -                 477,337 options (Exercise Price $.06) Date
                               Exercisable: 50% on 9/30/04 and 50% on 9/30/05

Harry Greene -                 73,394 options (43,394 - Exercise Price $.06)
                               Date Exercisable: 50% on 9/30/04 and 50% on
                               9/30/05 (30,000 - Exercise Price $.34)
                               Date Exercisable (25% vest immediately,
                               balance in equally over 3 years)

Irv Brechner -                 55,394 options (43,394 - Exercise Price $.06)
                               Date Exercisable: 50% on 9/30/04 and 50% on
                               9/30/05 (12,000 - Exercise Price $.34)
                               Date Exercisable (25% vest immediately,
                               balance in equally over 3 years)

Eric Obeck -                   431,154 options (347,154 - Exercise Price $.06)
                               Date Exercisable: 50% on 9/30/04 and 50% on
                               9/30/05 (84,000 - Exercise Price $.34)
                               Date Exercisable (25% vest immediately, balance in equally over 3 years)

Donald Gould, Jr. -            55,394 options (43,394 - Exercise Price $.06
                               Date Exercisable: 50% on 9/30/04 and 50% on
                               9/30/05) (12,000 - Exercise Price $.34)
                               Date Exercisable (25% vest immediately, balance in equally over 3 years)



Michael S. Egan -       3,845,000 options per information listed below:

         Grant Date           Expiration Date         Shares              Price
         7/15/98                   7/16/08             50,000          $    4.50
         7/31/98                   8/1/08             179,798          $    4.50
         7/31/98                   8/1/08              20,202          $    4.95
         1/5/99                    1/6/09              70,000          $   15.75
         2/16/00                   2/17/10             10,000          $    6.69
         6/26/01                   6/27/11              7,500          $     .23
         6/20/02                   6/21/12              7,500          $     .04
         5/21/03                   5/22/13          1,000,000          $     .56
         8/12/02                   8/13/12          2,500,000          $     .02



Edward A. Cespedes -    2,465,000 options per information listed below:

         Grant Date           Expiration Date         Shares              Price
         7/15/98                   7/16/08             50,000          $    4.50
         7/31/98                   8/1/08               7,500          $    4.50
         1/5/99                    1/6/09              47,758          $   15.75
         1/5/99                    1/6/09               2,242          $   15.75
         2/16/00                   2/17/10             15,000          $    6.69
         4/17/00                   4/18/10             20,000          $    2.50
         6/7/00                    6/8/10               7,500          $    2.38
         6/26/01                   6/27/11              7,500          $     .23
         6/20/02                   6/21/12              7,500          $     .04
         5/21/03                   5/22/13            550,000          $     .56
         8/12/02                   8/13/12          1,750,000          $     .02